Exhibit 10.24

AMENDMENT NO. 2 TO THE
1st CONSTITUTION BANCORP
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, 1ST Constitution Bancorp (the “Bancorp”) adopted the 1st Constitution Bancorp Supplemental Executive Retirement Plan (the “SERP”), effective October 1, 2002, for the benefit of certain key executives of the Bancorp and 1st Constitution Bank (the “Bank,” and together with the Bancorp, the “Company”); and

WHEREAS, Section 9.2 of the SERP authorizes the Board of Directors of the Bancorp (the “Board”) to, in its sole discretion, amend the SERP at any time in whole or in part; and

WHEREAS, in light of certain changes to the Internal Revenue Code of 1986, as amended, the Board has determined that it is in the best interest of the Company and the Plan participants to amend the Plan effective as of December 31, 2004, so that the terms of the Plan will apply only to those benefits that have accrued and become vested thereunder as of such date, with future accruals (if any) and vesting of benefits accrued but unvested as of December 31, 2004 to be controlled by the terms of a new plan, known as the 1st Constitution Bancorp 2005 Supplemental Executive Retirement Plan (the “New Plan”);

NOW, THEREFORE, be it

RESOLVED, that the Board hereby adopts the following amendment to the SERP, effective as of December 31, 2004:

1.           The following is added to the end of Article I of the SERP:

“Notwithstanding anything else herein to the contrary, effective as of December 31, 2004, no new Members will be added to the Plan, no further SERP Benefits will accrue hereunder, and all unvested SERP Benefit liabilities will be transferred to (and assumed by) the 1st Constitution Bancorp 2005 Supplemental Executive Retirement Plan.  All SERP Benefits remaining under this Plan will be treated as grandfathered benefits for purposes of Section 409A of the Internal Revenue Code, and the Plan will be so administered.  The Plan will not be amended in any manner that would be treated as a material modification for purposes of Section 409A.  Accordingly, the Plan will be administered in accordance with its terms, and Section 409A will not apply thereto.”